UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-34018

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Gran Tierra Energy Inc. held its Annual Meeting of Stockholders on June 24, 2015. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of (1) the number of votes for or withheld for each director, (2) the number of votes for, against or abstaining for each other matter, and (3) the number of broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Gran Tierra’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2015 (the “Proxy Statement”).

1.                  Gran Tierra’s stockholders elected each of the nominees proposed by Gran Tierra to be elected, to serve until Gran Tierra’s 2016 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
J. Scott Price	184,616,209	4,843,607
Gary S. Guidry	187,660,830	3,488,669
Peter Dey	187,881,289	3,268,210
Evan Hazell	172,828,665	18,320,834
Robert B. Hodgins	176,493,690	14,655,809
Ronald Royal	188,037,636	3,111,863
David P. Smith	188,037,123	3,112,376
Brooke Wade	188,049,434	3,100,065

There were 39,565,152 broker non-votes for this proposal.

2.                  Gran Tierra’s stockholders approved, on an advisory basis, a resolution approving the compensation of Gran Tierra’s named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Shares voted for:	182,894,762
Shares voted against:	6,967,112
Shares abstaining:	1,287,625
Broker non-votes:	39,565,152

3.                  Gran Tierra’s stockholders ratified the selection of Deloitte LLP as the independent registered public accounting firm of Gran Tierra for its fiscal year ending December 31, 2015. The tabulation of votes on this matter was as follows:

Shares voted for:	228,449,624
Shares voted against:	2,037,514
Shares abstaining:	227,513
Broker non-votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2015	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
		Name:	David Hardy
		Title:	V.P. Legal and General Counsel